UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2013 (April 29, 2013)

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	001-35577	75-2640529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9555 W. Sam Houston Parkway S., Suite 600, Houston, Texas		77099
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-600-3800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 29, 2013, KMG Chemicals, Inc., issued a press release announcing that it had entered into a definitive stock purchase agreement to acquire the Ultra Pure Chemicals subsidiaries of OM Group, Inc. (NYSE: OMG) located in the United States, England and Singapore, and had simultaneously offered to purchase OM Group’s Ultra Pure Chemicals subsidiary located in France. The combined acquisition would be for $60 million in cash, including working capital. The subsidiaries conduct OM Group’s high purity process chemicals business that sells wet process chemicals to the semiconductor industry. The acquisition is expected to close before the end of June 2013, and is subject to certain closing conditions.

A copy of the press release announcing the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 29, 2013, our press release also reported that we entered into loan facility amendments with our current lenders: (i) a fourth amendment to amended and restated credit agreement with Wells Fargo Bank, National Association, Bank of America, N.A., The Prudential Insurance Company of America, and Pruco Life Insurance Company, and (ii) an amendment no. 4 to the note purchase agreement and limited consent with The Prudential Insurance Company of America, and Pruco Life Insurance Company.

The credit agreement was revised to increase the maximum amount that may be borrowed under our revolving loan facility from $60 million to $110 million, and now includes an accordion feature that allows an increase of the amount that may be borrowed by up to $25 million as may be approved by our lenders. The amendment also extends the maturity date of the credit agreement to April 30, 2018, and revises the method for calculation of the fixed charge coverage ratio. The matrix for the calculation of interest payable on the revolving loan facility was revised slightly lower.

Ratio of Funded Debt to EBITDA	Prior LIBOR Margin	Fourth Amended LIBOR Margin
Equal to or greater than 3.0 to 1.0	+ 2.75%	+ 2.25%
Equal to or greater than 2.5 to 1.0, but less than 3.0 to 1.0	+ 2.50%	+ 2.25%
Equal to or greater than 2.0 to 1.0, but less than 2.5 to 1.0	+ 2.25%	+ 2.00%
Equal to or greater than 1.5 to 1.0, but less than 2.0 to 1.0	+ 2.00%	+ 1.75%
Less than 1.5 to 1.0	+1.75%	+ 1.50%

Advances on the revolving loan facility carried interest at 1.95% (LIBOR plus 1.75%) immediately prior to the amendment, and $2.0 million was outstanding on that facility on March 31, 2013.

The amendment no. 4 to note purchase agreement consented to the revisions to the credit agreement, and made conforming changes.

Advances under the note purchase agreement mature December 31, 2014, and bear interest at 7.43% per annum. Principal is payable at maturity. On March 31, 2013, $20.0 million was outstanding under the note purchase agreement.

A copy of the fourth amendment to the amended and restated credit facility is attached as Exhibit 10.23 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of amendment no. 4 to the note purchase agreement and limited consent is attached as Exhibit 10.24 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

10.23	Fourth Amendment to Amended and Restated Credit Agreement dated April 26, 2013

10.24	Amendment No. 4 Note Purchase Agreement dated April 26, 2013

99.1	Press Release, dated April 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ John V. Sobchak	Date: April 29, 2013
John V. Sobchak,
Chief Financial Officer